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                                        [Date]










Quicksilver Resources Inc.
1619 Pennsylvania Avenue
Fort Worth, Texas 76104

Ladies and Gentlemen:

     We have acted as counsel to Quicksilver Resources Inc., a Delaware corporation ("Quicksilver"), in connection with the registration of _______ shares of its common stock, $.01 par value per share (the "Shares"), pursuant to a Registration Statement on Form S-4 (No. 333-_____) under the Securities Act of 1933, as amended (the "Registration Statement"), and in connection with the issuance of the Shares pursuant to the Merger Agreement as therein defined. Unless otherwise defined herein, capitalized terms used in this opinion have the same meanings as in the Registration Statement.

     Our opinion is limited in all respects to the substantive law of the State of Texas, the federal law of the United States, and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                   BASES OF OPINION

     As counsel to Quicksilver, we have examined the Registration Statement, the Merger Agreement, Quicksilver's Restated Certificate of Incorporation and all amendments thereto, its Bylaws and all amendments thereto, and other corporate records of Quicksilver and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth.

                            ASSUMPTIONS AND QUALIFICATIONS

     For purposes of this opinion we have assumed the genuineness of all signatures on all documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the correctness and accuracy of all facts set forth in all certificates and documents that we have examined.


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     We have also assumed that at the time the Shares are issued the Merger
Agreement will have been consummated in accordance with its terms and Quicksilver will have become the Surviving Corporation.

                                   OPINION

     Based upon and subject to the foregoing, it is our opinion that the Shares to be issued have been duly authorized and will be, when the Registration Statement has become effective and the Shares are issued in accordance with the Merger Agreement, legally issued, fully paid and non-assessable.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   CANTEY & HANGER, L.L.P.



                                   By:
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